EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated June 6, 2006 on the statement of condition and related securities portfolio of Van Kampen Unit Trusts, Series 585 (S&P Japan Enhanced Index Strategy Portfolio 2006-3) as of June 6, 2006 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm."

                                                              Grant Thornton LLP

New York, New York
June 6, 2006